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                                                                    EXHIBIT 4.15

                          FRONT RANGE CAPITAL TRUST II

                                   $9,200,000
                     Fixed/Floating Rate Capital Securities

            Fully and Unconditionally Guaranteed as to Distributions
                              and Other Payments by
                         FRONT RANGE CAPITAL CORPORATION

                               PLACEMENT AGREEMENT

                                                                November 8, 2005

Wachovia Capital Markets, LLC
301 South College Street, DC-8
Charlotte, North Carolina 28288-0600

Ladies and Gentlemen:

          Front Range Capital Corporation, a bank holding company incorporated in Colorado (the "Company") and Front Range Capital Trust II, a Delaware statutory trust (the "Trust"), propose, subject to the terms and conditions stated herein, to issue and sell 9,200 of Fixed/Floating Rate Capital Securities of the Trust (the "Capital Securities"), having a stated liquidation amount of $1,000 per capital security and bearing (i) a fixed distribution rate per annum equal to 8.50% through the end of the end of the Interest Period (as defined in the Indenture (as defined below)) with respect to the Interest Payment Date (as defined in the Indenture) occurring in February 2011 and (ii) a variable distribution rate per annum, reset quarterly, equal to LIBOR (as defined in the Indenture) plus 3.45% for each Interest Period thereafter (collectively, the "Fixed/Floating Rate"). Wachovia Capital Markets, LLC is acting as the exclusive agent of the Company and the Trust in connection with the offering of the Capital Securities.

          The Capital Securities will be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date specified in Section 3 hereof, and executed and delivered by the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time of the Capital Securities. The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase $9,485,000 in principal amount of the Fixed/Floating Rate Junior Subordinated Debt Securities due 2036 of the Company (the

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"Subordinated Debt Securities"). The Capital Securities and the Common
Securities of the Trust will be issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration"), to be dated as of the Closing Date among the Company, as sponsor, the Administrator(s) named therein (the "Administrators"), Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee"), Wilmington Trust Company, as institutional trustee (the "Institutional Trustee"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to an Indenture, to be dated as of the Closing Date (the "Indenture"), between the Company and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee").

          The Capital Securities, the Common Securities and the Subordinated Debt Securities are collectively referred to herein as the "Securities." This Agreement, the Indenture, the Declaration, the Guarantee Agreement, the Common Securities Subscription Agreement, the Capital Securities Subscription Agreement and the Securities are referred to collectively as the "Operative Documents." Capitalized terms used herein without definition have the respective meanings specified in the Declaration.

          The Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act").

          1. Representations and Warranties. The Company and the Trust jointly and severally represent and warrant to, and agree with you and the Purchaser (as defined in Section 2 hereof) as set forth below in this Section 1 (provided, that, none of the following representations or warranties apply or relate to any acts or omissions by you).

          (a) Neither the Company nor the Trust, nor any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

          (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

          (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S.

          (e) Neither the Company nor the Trust is, nor after giving effect to the offering and sale of the Securities will be, an "investment company" or an entity "controlled" by an "investment company," required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").


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          (f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities (except as contemplated by this Agreement).

          (g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. 3801, et seq. (the "Statutory Trust Act") with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on such Trust. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

          (h) The Declaration has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrators of the Trust, and, assuming due authorization, execution and delivery by the Delaware Trustee and the Institutional Trustee, be a valid and binding obligation of the Company and such Administrators, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity ("Bankruptcy and Equity"). Each of the Administrators of the Trust is an employee or a director of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

          (i) Each of the Guarantee Agreement and the Indenture has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity.

          (j) The Capital Securities and the Common Securities have been duly authorized by the Declaration and, when issued and delivered against payment therefor on the Closing Date to you, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, each in accordance with this Agreement, the Declaration, the Capital Securities Subscription Agreement and the Common Securities Subscription Agreement, respectively, will be validly issued and represent undivided beneficial interests in the assets of the Trust. The issuance of the Capital Securities or the Common Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.

          (k) The Subordinated Debt Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and the debenture subscription agreement, and, when authenticated in the manner provided for in the Indenture and delivered


                                        3

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against payment therefor by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

          (l) This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

          (m) The Trust is not in violation of any provision of the Statutory Trust Act and when the Declaration is executed and delivered will not be in violation of the Declaration. The execution, delivery and performance of the Operative Documents to which it is a party by the Company or the Trust, and the consummation of the transactions contemplated herein or therein, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default, lien, charge or encumbrance which could not reasonably be expected to have an adverse effect on the consummation of the transactions contemplated herein or therein, nor will such action result in any violation of the Declaration or the Statutory Trust Act or require the consent, approval, authorization or order of any court or governmental agency or body.

          (n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Colorado, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect").

          (o) Each of the Company's subsidiaries is listed in Schedule 1 (the "Subsidiaries") and has been duly incorporated and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification except where the failure of such Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

          (p) The Company and each of its Subsidiaries have all requisite power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorizations, approvals, orders, licenses,


                                        4

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certificates or permits which, singly or in the aggregate, if the failure to be so licensed or approved or if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and the Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations and orders and consents, the violation of which would have a Material Adverse Effect.

          (q) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the year ended December 31, 2004 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the three months ended September 30, 2005 (the "Interim Financial Statements") provided to you are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments. Such consolidated financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).

          (r) The Company's report on form FR Y-9C dated September 30, 2005 provided to you is the most recent available such report and the information therein fairly presents in all material respects the financial position of the Company and its subsidiaries.

          (s) Since the respective dates of the Financial Statements, the Interim Financial Statements and the FR Y-9C, there has been no material adverse change or development with respect to the financial condition or earnings of the Company and its subsidiaries, taken as a whole.

          (t) Neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, the effect of which violation or default in performance or observance would have a Material Adverse Effect.

          (u) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the deposit accounts of the Company's subsidiary banks are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance is pending or to the best of our knowledge threatened.


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          (v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Declaration and the Guarantee, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect.

          (w) Neither the Company nor any of its Subsidiaries is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement or enforcement action with the FDIC or any other Federal or state authority or agency charged with the supervision or insurance of the Company and its subsidiaries.

          (x) Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          2. Sale of the Capital Securities. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein set forth, the Company and the Trust jointly and severally hereby appoint you as placement agent (the "Placement Agent"), and you hereby accept such appointment, to act as the agent of the Company and the Trust, in connection with the offering of the Capital Securities contemplated hereby, for the purpose of soliciting offers and sales of the Capital Securities from the Purchaser (as defined below). You agree to use your best efforts, subject to the terms and conditions of this Agreement, on or prior to the Closing Date, to effect such placement of the Capital Securities with an aggregate stated liquidation amount of $9,200,000 at a purchase price equal to 100% of the stated liquidation amount thereof.

          The Company and the Trust propose to issue and sell the Capital Securities on the Closing Date to SCP Warehouse, a newly formed company with limited liability established under the laws of the Cayman Islands (the "Purchaser"), pursuant to the terms of the Capital Securities Subscription Agreement, to be entered into on the Closing Date (the "Capital Securities Subscription Agreement"), between the Company, the Trust and the Purchaser. The Company and the Trust agree to execute the Capital Securities Subscription Agreement with the Purchaser and to return the same to you. In addition, the Company and the Trust agree that the Purchaser (and any subsequent transferee that is an entity that holds a pool of trust preferred securities, debt securities and/or similar securities or a trustee thereof (a "Subsequent Pooled Trust Vehicle")) shall be entitled to the benefit of, and to rely on, the provisions of this Agreement to the extent such provisions address or relate to the Purchaser or the Capital Securities. No Placement Agent shall, in fulfilling its obligations hereunder, act as an underwriter for the Capital Securities.

          If the sale and delivery of the Capital Securities as provided herein is consummated, the Company will pay to you on the Closing Date a commission per Capital Security equal to 0.00% of the stated liquidation amount thereof. Any payment pursuant to this Section 2 shall be made by wire transfer in immediately available funds to the U.S. account designated in writing by the party entitled to receive such payment.


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          The distribution rate of the Capital Securities, as of the date hereof, is the Fixed/Floating Rate. Under certain circumstances, the distribution rate of the Capital Securities may be reduced pursuant to a written agreement among you, the Purchaser and the Company made prior to the Closing Date.

          3. Delivery and Payment. Delivery of and payment for the Capital Securities shall be made at 10:00 a.m. New York City time, on November 8, 2005, or such later date as you shall designate in writing, which date and time may be postponed by agreement between you, on the one hand, and the Company and the Trust, on the other hand (such date and time of delivery and payment for the Capital Securities being herein called the "Closing Date"); provided, that the Closing Date may be no later than 60 days from the date hereof.

          Delivery of the Capital Securities shall be made at such location, and in such names and denominations, as you shall designate at least one business day in advance of the Closing Date. The Company and the Trust agree to have the Capital Securities available for inspection and checking by you in Washington, D.C., not later than 1:00 p.m. on the business day prior to the Closing Date. The closing for the purchase and sale of the Capital Securities shall occur at the offices of Orrick, Herrington & Sutcliffe LLP, 3050 K Street, N.W., Washington, D.C. 20007, or such other place as the parties hereto shall agree.

          4. Representations. The Placement Agent represents to the Company and the Trust that:

          (a) It is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act. It will not offer, sell or arrange for the offer or sale of any Securities to purchasers except in privately negotiated transactions that will not require registration of the Securities under the Securities Act. Terms used in the first sentence of this
Section 4 have the meanings given to them by Regulation S under the Securities Act.

          (b) Neither it, nor any of its Affiliates, nor any person acting on its or their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

          (c) Neither it, nor any of its Affiliates, nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act with respect to the Securities.

          5. Agreements. The Company and the Trust agree with the Placement Agent and the Purchaser that:

          (a) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, resell any Capital Securities that have been acquired by any of them.

          (b) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates, nor any person acting on its or their behalf, to, directly or indirectly, make offers


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or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act, provided, however, this obligation does not apply to acts or omissions of the Placement Agent.

          (c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates, nor any person acting on its or their behalf, to, engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, provided, however, this obligation does not apply to acts or omissions of the Placement Agent.

          (d) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates, nor any person acting on its or their behalf, to, engage in any directed selling efforts within the meaning of Regulation S under the Securities Act with respect to the Securities, provided, however, this obligation does not apply to acts or omissions of the Placement Agent.

          (e) So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Company and the Trust will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Company and the Trust pursuant to this Section 5(e) will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) Neither the Company nor the Trust will, until 180 days following the Closing Date, without your prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Capital Securities or other securities of the Trust other than as contemplated by this Agreement, (ii) any securities that are substantially similar to the Securities or (iii) any other securities convertible into, or exercisable or exchangeable for, any of (i) or (ii), or enter into an agreement, or announce an intention, to do any of the foregoing.

          (g) Except as set forth in the Fee Agreement dated as of the date hereof between the Placement Agent and Wilmington Trust Company, the Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Capital Securities and any taxes payable in that connection and
(ii) the fees and expenses of the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee.

          6. Conditions to the Obligations of the Placement Agent. The Placement Agent's obligations to use its best efforts to procure subscription and payment for the Capital


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Securities and the Purchaser's obligations on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Trust contained herein as of the date and time that this Agreement is executed (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company and the Trust made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Trust of their obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to you and the Purchaser the opinion of Rothgerber Johnson & Lyons LLP, special counsel for the Company, dated the Closing Date, addressed to you, in substantially the form set out in Annex A hereto.

          (b) The Company shall have furnished to you and the Purchaser the opinion of Gerrish McCreary Smith, PC, special tax counsel for the Company, dated the Closing Date, containing such assumptions, qualifications and limitations as shall be reasonably acceptable to you and your counsel to the effect that for U.S. federal income tax purposes, the Subordinated Debt Securities will constitute indebtedness of the Company, in substantially the form set out in Annex B hereto.

          (c) You and the Purchaser shall have received the opinion of Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Company and the Trust, dated the Closing Date, addressed to you, in substantially the form set out in Annex C hereto.

          (d) You and the Purchaser shall have received the opinion of Morris, James, Hitchens & Williams LLP, counsel for the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee, dated the Closing Date addressed to you, in substantially the form set out in Annex D hereto.

          (e) The Company shall have furnished to you a certificate of the Company, signed by the President, a Vice President and by a Treasurer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

               (i) the representations and warranties of the Company and the Trust in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements provided to the Placement Agent, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business.

          (f) Subsequent to the Execution Time there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Capital Securities.


                                        9

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          (g) Prior to the Closing Date, the Company and the Trust shall have furnished to you and the Purchaser such further information, certificates and documents as you may reasonably request.

          (h) At the Closing Date, each of the Operative Documents shall have been duly authorized, executed and delivered by each party thereto, and copies thereof shall have been delivered to you.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement and all the Placement Agent's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or telegraph confirmed in writing.

          7. Reimbursement of Expenses of the Placement Agent. If the sale of the Capital Securities provided for herein is not consummated because any condition set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Placement Agent upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by you in connection with the proposed offering of the Capital Securities.

          8. Indemnification and Contribution. (a) The Company and the Trust agree jointly and severally to indemnify and hold harmless the Placement Agent and the Purchaser and their respective directors, officers, employees and agents and each person who controls the Placement Agent or the Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents furnished or made available to the Placement Agent or the Purchaser by the Company or the Trust, or their respective representatives in connection with the transactions contemplated herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

          (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under
Section 8(a) hereunder.


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          (c) Promptly after receipt by an indemnified party under this Section
8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above, unless and to the extent that the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action).

          (d) In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company, the Trust and you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Trust and you may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and by you on the other from the offering of the Securities; provided, however, that in no case shall you be responsible for any amount in excess of the total commissions specified in Section 2 hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Trust and you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and of you on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Trust shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by you shall be deemed to be equal to the total commissions specified in Section 2. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Trust on the one hand or you on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Trust and you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, the Purchaser, each person who controls the Placement Agent or the Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Placement Agent or the Purchaser shall have the same rights to contribution as you, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer and director of the Company and each Administrator of the Trust shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Termination. This Agreement shall be subject to termination in the absolute discretion of you, by notice given to the Company and the Trust prior to delivery of and payment for the Capital Securities, if prior to such time (i) there has occurred any Material Adverse Effect, (ii) trading in any of the Company's securities shall have been suspended by the Commission or the exchange upon which the Company's securities are traded, if any, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or Colorado authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Capital Securities.

          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company or the Trust or any of the officers, directors or trustees, administrators, controlling persons, and will survive delivery of and payment for the Capital Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Placement Agent, will be mailed, delivered or telecopied and confirmed to at 12 E 49th Street, 45th Floor, New York, New York 10017, Attention: Michael Thompson; if sent to the Company or the Trust, will be mailed, delivered or telecopied and confirmed to it at 390 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons, and, except as set forth below, no other person will have any right or obligation hereunder.

          The parties hereto agree that each transferee of the Capital Securities is an express and intended third party beneficiary of this Agreement and shall be entitled to the benefit of, and to rely on, the provisions of this Agreement to the extent such provisions address or relate to the Capital Securities.

          13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          14. Counterparts. This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Company, the Trust and you to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a signature page.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust and you.

                                        Very truly yours,

                                        FRONT RANGE CAPITAL CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Alice M. Voss
                                        Title: Chief Financial Officer


                                        FRONT RANGE CAPITAL TRUST II


                                        By:
                                            ------------------------------------
                                        Name: Alice M. Voss
                                        Title: Administrator

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WACHOVIA CAPITAL MARKETS, LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                      SCHEDULE 1

                              LIST OF SUBSIDIARIES

Front Range Capital Trust I

Heritage Bank

                                                                    EXHIBIT 4.15

                                                                         ANNEX A

          Pursuant to Section 6(a) of the Placement Agreement, special counsel for the Company shall deliver an opinion in substantially the following form:

               (i) each of the Company and the Subsidiaries (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to be so qualified would not, singularly or in the aggregate, have a Material Adverse Effect, and (C) holds all approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where the failure to hold such approvals, authorizations, orders, licenses, certificates and/or permits would not, singularly or in the aggregate, have a Material Adverse Effect;

               (ii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Operative Documents, in connection with the solicitation of the purchase and sale of the Capital Securities by you or the purchase of the Subordinated Debt Securities by the Trust except such approvals (specified in such opinion) as have been obtained;

               (iii) neither the issue and sale of the Capital Securities or the Subordinated Debt Securities, the execution and delivery of the Operative Documents by the Company or the Trust and the consummation of any other of the transactions therein contemplated in any Operative Document nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or any of its Subsidiaries, the terms of any indenture or other agreement or instrument known to such counsel after due inquiry and to which the Company or any of its Subsidiaries is a party or bound or any judgment, order, decree, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, or any provision of applicable law, known to such counsel after due inquiry to be applicable to the Company or any of its Subsidiaries, except for such conflicts, breaches, violations or defaults which are not, in the aggregate, material to the Company and its subsidiaries taken as a whole and which do not adversely affect the consummation of the transactions contemplated in this Agreement and the Operative Documents;

               (iv) the Company is duly registered as a bank holding company under the Bank Holding Company Act and the regulations thereunder of the Federal Reserve, and the deposit accounts of the Company's banking subsidiaries are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and, to the best of our knowledge no proceeding for the termination of such insurance is pending or threatened;

               (v) each of the Indenture and the Guarantee Agreement has been duly authorized, executed and delivered by the Company, and (in the case of the Indenture and the Guarantee, respectively, assuming it is duly authorized, executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively) constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to Bankruptcy and Equity; the Subordinated Debt Securities have been duly and validly authorized and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms, subject to Bankruptcy and Equity;

               (vi) each of the Placement Agreement and the Capital Securities Subscription Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms;

               (vii) the Declaration has been duly authorized, executed and delivered by the Company and the Administrators;

               (viii) each of the Placement Agreement and the Capital Securities Subscription Agreement has been duly executed and delivered by the Trust and constitutes a valid and binding instrument of the Trust, enforceable against the Trust in accordance with its terms;

               (ix) neither the Company nor the Trust is, and, following the issuance of the Capital Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, neither the Company nor the Trust will be an "investment company" or an entity "controlled" by an "investment company," required to be registered under the Investment Company Act; and

               (x) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of any of the Securities under the Securities Act is required for the offer, and sale and delivery by the Trust to the Purchaser of the Capital Securities in the manner contemplated by this Agreement, and the Indenture, the Declaration and the Guarantee are not required to be qualified under the Trust Indenture Act of 1939.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of New York, the corporate laws of the State of Delaware and the Federal laws of the United States and (B) rely as to matters involving the application of laws of any jurisdiction other than New York and Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to you and as to matters of fact, and to the extent deemed proper, upon certificates of responsible officers of the Company and public officials. Such opinion shall provide that any Subsequent Pooled Trust Vehicle may rely on such opinion as if it was an addressee thereof.

                                                                         ANNEX B

Pursuant to Section 6(b) of the Placement Agreement, special tax counsel for the Company shall deliver an opinion in substantially the following form:

          We have acted as special tax counsel to Front Range Capital Corporation, a Colorado corporation (the "Company"), in connection with the offering by Front Range Capital Trust II (the "Trust") of 9,200 Fixed/Floating Rate Capital Securities (liquidation amount $1,000 per capital security) (the "Capital Securities"). The Capital Securities represent undivided beneficial ownership interests in $9,485,000 in aggregate principal amount of Fixed/Floating Rate Junior Subordinated Debt Securities due 2036 of the Company (the "Subordinated Debt Securities"). This opinion letter is furnished pursuant to Section 6(b) of the Placement Agreement dated November 8, 2005, between the Company, the Trust and you.

          In arriving at the opinions expressed below we have examined executed copies of (i) the Amended and Restated Declaration of Trust of the Trust dated the date hereof (the "Declaration"), and (ii) the Indenture relating to the issuance of the Subordinated Debt Securities dated the date hereof (the "Indenture") (together, the "Operative Documents"). In addition, we have made such investigations of law and fact as we have deemed appropriate as a basis for the opinion expressed below.

          It is our opinion that, under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Subordinated Debt Securities will be treated for United States federal income tax purposes as indebtedness of the Company.

          Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America.

          Such opinion shall provide that any Subsequent Pooled Trust Vehicle may rely on such opinion as if it was an addressee thereof.

                                                                    EXHIBIT 4.15

                                                                         ANNEX C

          Pursuant to Section 6(c) of the Placement Agreement, special Delaware counsel for the Company and the Trust shall deliver an opinion in substantially the following form:

          1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Act.

          2. The Declaration constitutes a valid and binding obligation of the Sponsor and Trustees party thereto, enforceable against such Sponsor and Trustees in accordance with its terms.

          3. Under the Act and the Declaration, the Trust has the requisite trust power and authority (i) to own its properties and conduct its business, all as described in the Declaration, (ii) to execute and deliver, and perform its obligations under, the Trust Documents, (iii) to authorize, issue, sell and perform its obligations under its Trust Securities, and (iv) to purchase and hold the Debentures.

          4. The Capital Securities of the Trust have been duly authorized for issuance by the Trust and, when issued, executed and authenticated in accordance with the Declaration and delivered against payment therefor in accordance with the Declaration and the Capital Subscription Securities Agreement, will be validly issued and, subject to the qualifications set forth in paragraph 5 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and the Capital Security Holders will be entitled to the benefits provided by the Declaration.

          5. Each Capital Security Holder, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note, however, that the Capital Security Holders may be required to make payment or provide indemnity or security as set forth in the Declaration.

          6. Under the Declaration and the Act, the issuance of the Trust Securities of the Trust is not subject to preemptive rights.

          7. The Common Securities of the Trust have been duly authorized for issuance by the Trust and, when issued and executed in accordance with the Declaration and delivered against payment therefor in accordance with the Declaration and the Common Securities Subscription Agreement, will be validly issued undivided beneficial interests in the assets of the Trust and the Common Security Holders will be entitled to the benefits provided by the Declaration.

          8. Under the Declaration and the Act, the execution and delivery by the Trust of the Trust Documents, and the performance by the Trust of its obligations thereunder, have been duly authorized by the requisite trust action on the part of such Trust.

          9. The issuance and sale by the Trust of its Trust Securities, the execution, delivery and performance by the Trust of the Trust Documents, the consummation by the Trust of the transactions contemplated by the Trust Documents, and the compliance by the Trust with its obligations thereunder are not prohibited by (i) the Declaration or the Certificate, or (ii) any law or administrative regulation of the State of Delaware applicable to such Trust.

          10. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale by the Trust of its Trust Securities, the due authorization, execution and delivery by the Trust of the Trust Documents or the performance by the Trust of its obligations under the Trust Documents.

          11. The Capital Security Holders (other than those Capital Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

          Such opinion shall provide that any Subsequent Pooled Trust Vehicle may rely on such opinion as if it was an addressee thereof.

                                                                    EXHIBIT 4.15

                                                                         ANNEX D

          Pursuant to Section 6(d) of the Placement Agreement, counsel for the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee shall deliver an opinion in substantially the following form:

          1. Wilmington Trust Company ("WTC") is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents.

          2. The execution, delivery, and performance by WTC of the Transaction Documents have been duly authorized by all necessary corporate action on the part of WTC, and the Transaction Documents have been duly executed and delivered by WTC.

          3. The execution, delivery and performance of the Transaction Documents by WTC and the consummation of any of the transactions by WTC contemplated thereby are not prohibited by (i) the Charter or Bylaws of WTC,
(ii) any law or administrative regulation of the State of Delaware or the United States of America governing the banking and trust powers of WTC, or (iii) to our knowledge (based and relying solely on the Officer Certificates), any agreements or instruments to which WTC is a party or by which WTC is bound or any judgments or order applicable to WTC.

          4. The Debentures delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Debenture Trustee, in accordance with the Corporation Order. The Capital Securities delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Institutional Trustee, in accordance with the related Trust Order.

          5. None of the execution, delivery and performance by WTC of the Transaction Documents and the consummation of any of the transactions by WTC contemplated thereby requires the consent, authorization, order or approval of, the withholding of objection on the part of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency, under any law or administrative regulation of the State of Delaware or the United States of America governing the banking and trust powers of WTC, except for the filing of the Certificate for the Trust with the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Statutory Trust Act 12 Del.C. Section 3801, et seq. (which filing has been duly made).

          Such opinion shall provide that any Subsequent Pooled Trust Vehicle may rely on such opinion as if it was an addressee thereof.